UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

Effective on May 1, 2024, Cardinal Ethanol, LLC's wholly owned subsidiary, Cardinal Colwich, LLC ("Cardinal Colwich") executed a Large Volume Transportation Service (LVTS) Agreement with Black Hill/Kansas Gas Utility Company, LLC d/b/a Black Hills Energy ("Black Hills") for the transportation and delivery of natural gas to its ethanol plant located in Colwich, Kansas. The LVTS was amended by the First Amendment Large Volume Transportation Service (LVTS) Agreement to be effective on June 1, 2024.

The primary term of the LVTS is from May 1, 2024 through May 31, 2029. The LVTS renews annually, thereafter, unless either party gives written notice of non-renewal at least six months prior to the expiration of the primary term or any renewal term. The LVTS can also be terminated by Black Hills upon thirty days notice of Cardinal Colwich fails to qualify for service. Under the LVTS, Cardinal Colwich will be billed for services on a monthly basis and may be required to install or upgrade telemetry equipment at its sole expense.

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.	Description
99.1	Large Volume Transportation Service Agreement between Black Hills and Cardinal Colwich dated May 1, 2024
99.2	First Amendment to Large Volume Transportation Service Agreement between Black Hills and Cardinal Colwich effective June 1, 2024**
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
**Confidential Information Redacted

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: May 22, 2024	/s/ Jeffrey L. Painter
Jeffrey L. Painter, Chief Executive Officer
(Principal Executive Officer)